Exhibit 99.1

Inno Holdings Inc. Announces $60.0 Million “At-the-Market” Equity Offering Program

HONG KONG, MAY 19, 2026 (GLOBE NEWSWIRE) — Inno Holdings Inc. (NASDAQ: INHD) (the “Company”), a holding company incorporated in the State of Texas and a trade-focused electronic products trading company with operations primarily in Hong Kong through its Hong Kong subsidiaries, today announced that it has entered into an At-the-Market (“ATM”) equity offering sales agreement (the “Agreement”) dated May 15, 2026, under which the Company may, from time to time, offer and sell shares of its Common Stock (the “Shares”) having an aggregate value of up to $60.0 million, through its sales agent, Aegis Capital Corp. (the “Agent”). The Company’s ATM Sales Agreement for $50.0 million, which was entered into in November 2025, has terminated.

Sales of Shares, if any, will be made at or related to then-prevailing market prices and, as a result, prices may vary. The volume and timing of sales under the ATM program will be determined at the Company’s discretion. The Company expects to use any proceeds from the ATM program for general working capital and corporate purposes.

Aegis Capital Corp. is serving as exclusive sales agent for the ATM program. McCarter & English, LLP is acting as U.S. counsel to the Company. Kirton & McConkie P.C. is acting as Texas special counsel to the Company. Kaufman & Canoles, P.C. is acting as U.S. counsel to Aegis Capital Corp.

Under the Agreement, the Agent may sell the Shares by methods deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including sales made directly on or through the Nasdaq Capital Market, the existing trading market for the Shares, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law, including in privately negotiated transactions.

The Shares will be offered under the Company’s existing effective shelf registration statement on Form S-3 (No. 333-284054) filed with the Securities and Exchange Commission (“SEC”). A prospectus supplement related to the offering has been filed with the SEC. Any offer, solicitation or sale will be made only by means of the prospectus supplement and the accompanying prospectus. Current and potential investors should read the prospectus in the registration statement, and the prospectus supplement relating to the ATM program and other documents the Company has filed with the SEC for more complete information about the Company and the ATM program.

A copy of the prospectus supplement and accompanying prospectus relating to these securities may be obtained by contacting Aegis Capital Corp., Attention: Syndicate Department, 1345 Avenue of the Americas, 27th floor, New York, NY 10105, by email at syndicate@aegiscap.com, or by telephone at +1 (212) 813-1010.

Interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor may there be any sale of the Company’s shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any state or jurisdiction.

About Inno Holdings Inc.

INNO is a holding company incorporated in the State of Texas and a trade-focused electronic products trading company with operations through its Hong Kong operating subsidiaries. The Company has operations primarily in Hong Kong and is continuing to grow its sales and distribution network in the electronic products trading industry. The Company endeavors to create greater commercial value for its business partners and therefore enhance its own enterprise value and shareholders’ value of their stake in the Company. The Company has a professional brand and marketing management system, which can quickly help partnering enterprises achieve the connection, management, and operation of marketing channels domestically and globally.

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

For more information, please contact:

contact@innoholdings.com